UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)  (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

UnumProvident Corporation entered into an Amendment to the Employment Agreement dated as of March 31, 2003 between the Company and F. Dean Copeland, an executive officer of the Company, effective November 17, 2005 (the Amendment). The changes reflected in the Amendment include (i) the change in title and responsibilities from Senior Executive Vice President, General Counsel and Chief Administrative Officer to Senior Executive Vice President and Special Advisor to the Chief Executive Officer, (ii) providing a long term incentive grant for 2005 payable in cash upon retirement, (iii) adjusting the post-termination exercise period for options to reflect the requirements of new Code Section 409A, and (iv) providing for the payment of the cost of retiree medical benefits for a period of two years after the date of termination. In addition, adjustments were made to the calculation of the retirement benefit under the Supplemental Executive Retirement Plan with respect to amounts vesting after December 31, 2004 to exclude the offset for social security benefits and to impose a six-month delay in payment as required by Code Section 409A. A copy of the Amendment to Employment Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this Report:

99.1	Amendment to Employment Agreement between the Company and F. Dean Copeland dated November 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date: November 21, 2005	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary &
Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT
99.1	Amendment to Employment Agreement between the Company and F. Dean Copeland dated November 17, 2005.